[Shearman & Sterling letterhead]



                                December __, 1997



Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center-North Tower
250 Vesey Street, 7th Floor
New York, New York 10281

                             NB Capital Corporation
           8.35% Noncumulative Exchangeable Preferred Stock, Series A
           ----------------------------------------------------------

Ladies and Gentlemen:

                   At the request of NB Capital Corporation (the "Company"), we hereby confirm as of the date hereof our opinion that the statements set forth under the caption "United States Federal Income Tax Consideration" in the Prospectus dated December __, 1997 contained in the Company's Registration Statement on Form S-4 (Registration No. 333-41009) (the "Registration Statement"), insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, fairly present the information called for and fairly summarize the matters referred to therein.

                   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "United States Federal Income Tax Considerations" contained in the Prospectus.


                                            Very truly yours,



PHB/LMB/DRM